UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2022

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7780-420 Briar Creek Parkway, Raleigh, NC 27617

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

1540 Drew Avenue, Davis, CA 95618

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, Suping (Sue) Cheung notified Marrone Bio Innovations, Inc. (the “Company”) of her decision to resign from her position as the Company’s Chief Financial Officer, effective March 9, 2022, for personal reasons.

On February 21, 2022, the Company’s board of directors approved the retention of LaDon Johnson as Interim Chief Financial Officer, effective upon Ms. Cheung’s departure, under an agreement with CFO Systems, LLC (“CFO Systems”), a provider of senior financial and accounting executive and support services. Mr. Johnson will also serve as our principal financial and accounting officer until we appoint a permanent successor to Ms. Cheung. We have agreed to pay CFO Systems an hourly fee of $325 for the services of Mr. Johnson.

Mr. Johnson, 60, is an experienced senior executive bringing extensive international business acumen in finance, strategy, business development, mergers & acquisitions, and operations to the Company. He currently serves as a director at CFO Systems, where he has worked since August 2017. Previously, Mr. Johnson worked for over a decade from 2006 through 2017 as a business and financial advisor and consultant to companies in the biotechnology, crop sciences, food and agriculture industries, including service as President and Chief Financial Officer of Icicle Seafoods, Inc. from July 2014 through August 2016 and service as Managing Director of Cibus Europe BV and Chief Financial Officer of Cibus Global, Ltd. from December 2008 to June 2014. Mr. Johnson has a B.S. in Accounting from Iowa State University’s Ivy College of Business.

There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which Mr. Johnson was appointed to serve as Interim Chief Financial Officer of the Company. There are no family relationships between Mr. Johnson and any director or executive officer of the Company, and Mr. Johnson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 22, 2022, the Company issued a press release announcing the departure of Ms. Cheung and appointment of Mr. Johnson. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: February 22, 2022	By:	/s/ Linda V. Moore
	Name:	Linda V. Moore
	Title:	Chief Legal Officer